UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2022

PROPTECH INVESTMENT CORPORATION II

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39758	83-2426917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3415 N. Pines Way, Suite 204, Wilson, WY	83014
(Address of Principal Executive Offices)	(Zip Code)

(310) 954-9665

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one Redeemable Warrant	PTICU	The Nasdaq Stock Market LLC
Shares of Class A Common Stock, par value $0.0001 per share	PTIC	The Nasdaq Stock Market LLC
Redeemable Warrants included as part of the Units	PTICW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Forward Purchase Agreement

On November 20, 2022, PropTech Investment Corporation II, a Delaware corporation (“PTIC II”) and Vellar Opportunity Fund SPV LLC – Series 9 (the “Seller”), entered into an agreement (the “Forward Purchase Agreement”) for an OTC Equity Prepaid Forward Transaction (the “Forward Purchase Transaction”). Pursuant to the terms of the Forward Purchase Agreement, Seller intends, but is not obligated, to purchase in the open market through a broker shares of PTIC II Class A common stock, par value $0.0001 per share (“Class A Common Stock” or the “Shares”), after the date of the Forward Purchase Agreement and after the expiration of PTIC II’s redemption deadline from holders of Shares (other than PTIC II or affiliates of PTIC II) who have elected to redeem Shares (such holders, “Redeeming Holders”) pursuant to the redemption rights set forth in PTIC II’s amended and restated certificate of incorporation, dated as of December 3, 2020, in connection with that certain business combination agreement, dated as of May 17, 2022 (as the same has been and may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement” and the transactions contemplated thereby, the “Business Combination”) between PTIC II, RW National Holdings, LLC, a Delaware limited liability company (“Renters Warehouse”) and Lake Street Landlords, LLC, a Delaware limited liability company, up to a maximum of 9,000,000 Shares at a redemption price of approximately $10.08 per Share (based on an amount of $232,870,089 currently held in the Trust Account) to be paid to investors who elected to redeem their shares at PTIC II’s redemption deadline (the “Initial Price”); provided that Seller may not beneficially own greater than 9.9% of the issued and outstanding Shares on a post-Business Combination pro forma basis. Seller has agreed to waive any redemption rights with respect to any Shares in connection with the Business Combination. Such waiver may reduce the number of Shares redeemed in connection with the Business Combination, which reduction could alter the perception of the potential strength of the Business Combination. The number of Shares purchased by the Seller shall be referred to as the “Recycled Shares.”

The Forward Purchase Agreement provides that not later than one local business day following the closing (the “Prepayment Date” and the “Closing,” respectively) of the Business Combination, PTIC II will pay to Seller, out of funds held in PTIC II’s trust account (the “Trust Account”), a cash amount (the “Prepayment Amount”) equal to (x) the product of the number of Recycled Shares and the Initial Price, less, on the Prepayment Date, (y) one-half of the product of 10% of the number of Recycled Shares and the Initial Price (the “Leakage Amount”), which remaining one-half of the Leakage Amount shall be paid by the Seller to the Combined Company on the earlier to occur of (a) the date that the SEC declares a registration statement registering the resale of all shares held by the Seller and its affiliates effective, and (b) the OET Date (as defined in the Forward Purchase Agreement).. In addition to the Prepayment Amount, PTIC II shall pay directly from the Trust Account on the Prepayment Date, an amount equal to the product of 500,000 and the redemption price (the “Additional Consideration”), for the purpose of repayment of Seller having actually purchased from third parties prior to the Closing. The Additional Consideration shall be free and clear of all obligations of Seller in connection with signing a definitive agreement for the Forward Purchase Transaction. Seller has agreed to waive any redemption rights with respect to the Shares.

From time to time following the Closing and prior to the earliest to occur of (a) the third anniversary of the Closing and (b) the date specified by Seller in a written notice to be delivered to PTIC II at Seller’s discretion after the occurrence of any of a (x) Trigger Event or (y) Delisting Event (as defined in the Forward Purchase Agreement) (in each case, the “Maturity Date”), Seller may, in its sole discretion, sell some or all of the Shares. On the last trading day of each calendar month following the Business Combination, solely from any proceeds from any sales of Shares by Seller that are not retained for its account to repay the Leakage Amount, Seller will pay to the Combined Company the product of the number of Shares sold multiplied by the Reset Price. The “Reset Price” shall be, on the first scheduled trading day of each month commencing on the first calendar month following the Closing, the lowest of (a) the then-current Reset Price, (b) the Initial Price and (c) the VWAP Price of the Shares of the last ten (10) trading days of the prior calendar month, but not lower than $5.00; provided that to the extent that PTIC II or the Combined Company offers and sells any Shares or securities convertible into Shares at a price lower than the Initial Price, the Reset Price, shall be modified to equal such reduced price at which such securities may be issued. Seller will retain any sale proceeds in excess of the product of the number of Shares sold by Seller and the Reset Price.

In the event that the VWAP Price of the Class A Common Stock falls below $2.00 per share for 20 trading days during any 30 trading day period (a “Trigger Event”), then Seller may elect to accelerate the Maturity Date to the date of such Trigger Event. At the Maturity Date, the Combined Company is required to purchase from Seller, subject to Seller’s consent, all of the unsold Shares for consideration equal to an amount, in cash or Shares at the sole discretion of Combined Company (the “Maturity Consideration”), equal to (a) in the case of cash, the product of the unsold Shares and $1.75, or $2.00, solely in the event of a Registration Failure (as defined in the Forward Purchase Agreement), and (b) in the case of Shares, such number of Shares (the “Maturity Shares”) with a value equal to the product of the unsold Shares and $1.75, or $2.00, solely in the event of a Registration Failure, divided by the VWAP Price of the Shares for the 30 trading days prior to the Maturity Date; provided that the Maturity Shares used to pay the Maturity Consideration are freely tradable. If the Maturity Shares are not freely tradable, Seller shall instead receive such number of Shares equal to the product of (i) three (3) and (ii) 9,000,000 minus the Terminated Shares (as defined in the Forward Purchase Agreement) (the “Penalty Shares”); provided, however, that if the Penalty Shares are freely tradable within 120 days after the Maturity Date, Seller shall return to Appreciate such number of Penalty Shares that are valued in excess of Maturity Consideration based on the 10-day VWAP ending on the date that such Shares satisfied the Share Conditions.

In addition, pursuant to the terms and conditions of the Forward Purchase Agreement, Renters Warehouse and the Combined Company agree, from and after November 20, 2022, not to incur in excess of $25.0 million of indebtedness through and including the 90th day following the Prepayment Date without the prior written consent of the Seller.

A break-up fee equal to (i) all of Seller’s reasonable and documented fees and expenses relating to the Forward Purchase Agreement capped at $50,000 plus (ii) $500,000, shall be payable by the Combined Company to Seller in the event the Forward Purchase Agreement is terminated by PTIC II (collectively, the “Break-up Fee”). However, the Break-up Fee is not payable if the Business Combination Agreement is terminated prior to the closing of such Business Combination.

The description of the Forward Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Forward Purchase Agreement, dated November 20, 2022, by and between Vellar Opportunity Fund and PropTech Investment Corporation II.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPTECH INVESTMENT CORPORATION II

	By:	/s/ Thomas D. Hennessy
	Name:	Thomas D. Hennessy
	Title:	Co-Chief Executive Officer and President
Date: November 21, 2022

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